UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On June 29, 2022, Vaxart, Inc. (the “Company”) entered into a Pre-Challenge Study Services Agreement (the “Agreement”) with hVIVO Services Limited (“hVIVO”), a specialist contract research organization (CRO) and a subsidiary of Open Orphan plc (AIM: ORPH). Pursuant to the Agreement, hVIVO intends to conduct a characterization study (funded in part by the Company). If that study is successful, hVIVO will conduct a subsequent Omicron human challenge study in 2023 to test the efficacy of an oral vaccine candidate of the Company. The Company believes the Agreement may be integral to its Covid vaccine candidate program.

Upon execution of the Agreement, the Company is obligated to pay hVIVO a non-refundable initial payment as its contribution towards hVIVO’s cost of the manufacturing of challenge product and conduct of the characterization study. hVIVO is obligated to make diligent efforts to contract with a second client for similar support of the characterization study as well as a separate challenge study. In the event that hVIVO is unable to secure at least one additional client, then the Company shall have the option to pay hVIVO additional funds toward completion of the characterization study (assuming five cohorts with a total of 36 volunteers). The Company and hVIVO then plan to negotiate a Clinical Trial Agreement for an Omicron Human Challenge study. Under certain circumstances, if the Company and hVIVO do not enter into a definitive Clinical Trial Agreement to cover the full scope of the challenge study, the Company is obligated to pay hVIVO for all start up activities plus a cancellation fee.

The Agreement may be terminated (i) by the Company, without cause, upon the provision of at least 10 business days’ prior written notice to hVIVO; or (ii) by hVIVO subject to certain provisions in the Agreement, and (iii) by either party if the other party commits a material breach of the Agreement, and where such breach is capable of remedy, fails to remedy such breach within 28 days of receiving notice in writing to do so.

A copy of the Agreement will be filed as an exhibit to the Company’s next periodic report, and the description of the Agreement is qualified in its entirety by reference to such exhibit.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report on Form 8-K (this “Form 8-K”) which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies are forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: July 6, 2022
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer